As filed with the Securities and Exchange Commission on June 25, 2010
Registration Statement No. 333-166843

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STREAMLINE HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	31-1455414
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10200 Alliance Road
Suite 200
Cincinnati, Ohio 45242-4716
(513) 794-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Brian Patsy
Chief Executive Officer
Streamline Health Solutions, Inc.
10200 Alliance Road
Suite 200
Cincinnati, Ohio 45242-4716
(513) 794-7100
(513) 794-7272 (fax)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Richard G. Schmalzl, Esq
Graydon Head & Ritchey LLP
1900 Fifth Third Center
511 Walnut Street
Cincinnati, Ohio
(513) 629-2828
(513) 333-4326 (fax)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit	Offering Price	Fee
Common Stock, $0.01 par value per share	(1)(2)(3)	(3)	(3)(4)(5)	(3)
Preferred Stock, $.01 par value per share	(1)(2)(3)	(3)	(3)(4)(5)	(3)
Warrants	(1)(2)(3)	(3)	(3)(4)(5)	(3)
Units	(1)(2)(3)(6)	(3)	(3)(4)(5)	(3)
Total	(3)	(3)	$20,000,000.00	$1,426.00(7)

(1)	Also includes an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $20,000,000, which may be offered by the Registrant from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $20,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)	Pursuant to General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per share and proposed maximum aggregate offering price.

(4)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(5)	Includes consideration to be received by the Registrant, if applicable, for registered securities that are issuable upon exercise of other registered securities.

(6)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another.

(7)	Previously paid upon initial filing of this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 25, 2010

PROSPECTUS

Streamline Health Solutions, Inc.

Common Stock
Preferred Stock
Warrants
Units

From time to time we may offer up to $20,000,000 of our common stock, preferred stock, warrants to purchase common stock, units or a combination of these securities in one or more transactions. We may also offer common stock upon exercise of warrants.

We will provide specific terms of these offerings and securities in one or more prospectus supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

Our common stock is listed on The NASDAQ Capital Market under the symbol “STRM.” On June 17, 2010, the last reported sale price of our common stock on The NASDAQ Capital Market was $1.53 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listings, if any, on The NASDAQ Capital Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

As of June 17, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $12,645,546, or the public float, which was calculated based on 8,265,063 shares of outstanding common stock held by non-affiliates and on a price per share of $1.53, the closing price of our common stock on June 17, 2010. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves a high degree of risk. You are urged to read the section entitled “Risk Factors” beginning on Page 3 of this prospectus, which describes specific risks and other information that should be considered before you make an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June [ • ], 2010

Unless the context requires otherwise, references to “Streamline Health,” “the Company” or to “we,” “us,” “our” or similar terms are to Streamline Health Solutions, Inc. and its subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer, either separately or together, shares of our common stock, shares of our preferred stock, warrants and units in one or more offerings, in amounts we will determine from time to time, up to a total dollar amount of $20,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus, we will provide a prospectus supplement, or information that is incorporated by reference into this prospectus, containing more specific information about the terms of the securities that we are offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference and any related free writing prospectuses, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

RISK FACTORS

You should carefully consider the following information about risks and uncertainties that may affect us or our business, together with the other information appearing elsewhere in this prospectus. If any of the following events, described as risks, actually occur, our business, financial condition, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment in our securities. An investment in our securities is speculative and involves a high degree of risk. You should not invest in our securities if you cannot bear the economic risk of your investment for an indefinite period of time and cannot afford to lose your entire investment.

The risks listed below are not listed in any particular order or relative importance and no inferences should be given to the listing order. In addition, risks and uncertainties not currently known to the Company or that the Company currently deems to be immaterial also may materially adversely affect the Company, its financial condition and/or operating results.

Risks Relating to the Securities the Company May Offer

The market price of the Company’s common stock is likely to be highly volatile as the stock market in general can be highly volatile.

The public trading of the Company’s common stock is based on many factors, which could cause fluctuation in the price of the Company’s common stock. These factors may include, but are not limited to:

•	General economic and market conditions;

•	Actual or anticipated variations in quarterly operating results;

•	Lack of research coverage by securities analysts;

•	Conditions or trends in the healthcare information technology industry;

•	Changes in the market valuations of other companies in the Company’s industry;

•	Announcements by the Company or its competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives;

•	Capital commitments;

•	Ability to maintain listing of the Company’s common stock on the NASDAQ Capital Market;

•	Additional or departures of key personnel; and

•	Sales and repurchases of the Company’s common stock.

Many of these factors are beyond the Company’s control. These factors may cause the market price of the Company’s common stock to decline, regardless of the Company’s operating performance.

If equity research analysts do not publish research reports about the Company’s business or if they issue unfavorable commentary or downgrade the Company’s common stock, the price of the Company’s common stock could decline.

The trading market for the Company’s common stock may rely in part on the research and reports that equity research analysts publish about the Company and its business. The Company does not control the opinions of these analysts. The price of the Company’s stock could decline if one or more equity analysts downgrade the Company’s stock or if those analysts issue other unfavorable commentary or cease publishing reports about the Company or its business. Furthermore, if no equity research analysts conduct research or publish reports about the Company and its business, the price of the Company’s stock could decline.

All of the Company’s debt obligations and any preferred stock that it may issue, if any, will have priority over the Company’s common shares with respect to payment in the event of a liquidation, dissolution or winding up.

In any liquidation, dissolution or winding up of Streamline Health, the Company’s shares of common stock would rank below all debt claims against the Company and all of its outstanding shares of preferred stock, if any. As a result, holders of the Company’s shares of common stock will not be entitled to receive any payment or other distribution of assets upon the liquidation or dissolution until after the Company’s obligations to its debt holders and holders of preferred stock have been satisfied.

There may be future sales or other dilution of the Company’s equity, which may adversely affect the market price of the Company’s shares of common stock.

The Company is generally not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent a right to receive, common stock or preferred stock or any substantially similar securities. The market price of the Company’s common stock or preferred stock, if any, could decline as a result of sales of common stock or preferred stock or similar securities in the market made after an offering or the perception that such sales could occur.

The issuance of any series of preferred stock could adversely affect holders of shares of the Company’s common stock, which may negatively impact your investment.

The Company’s Board of Directors is authorized to issue classes or series of preferred stock without any action on the part of the stockholders. The Board of Directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including dividend rights and preferences over the shares of common stock with respect to dividends or upon the dissolution, winding-up and liquidation of the Company and other terms. If the Company issues preferred stock in the future that has a preference over the shares of the Company’s common stock with respect to the payment of dividends or upon the dissolution, winding-up and liquidation of the Company, or if the Company issues preferred stock with voting rights that dilute the voting power of the shares of the Company’s common stock, the rights of the holders of shares of the Company’s common stock or the market price of shares of the Company’s common stock could be adversely affected.

The Company does not currently intend to pay dividends on its common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the Company’s common stock.

The Company has never declared or paid any cash dividends on its common stock and does not currently intend to do so for the foreseeable future. The Company currently intends to invest its future earnings, if any, to fund the Company’s growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of the Company’s common stock will depend upon any future appreciation in its value. There is no guarantee that shares of the Company’s common stock will appreciate in value or even maintain the price at which the Company’s stockholders have purchased their shares.

Resales of shares of the Company’s common stock in the public market may cause their market price to fall.

The issuance by the Company of shares of its common stock in an offering from time to time could have the effect of depressing the market price for shares of the Company’s common stock. In addition, because the Company’s common stock is thinly traded, resales of shares of the Company’s common stock by its largest stockholders could have the effect of depressing market prices for shares of the Company’s common stock.

Risks Relating to the Company’s Business

The variability of the Company’s quarterly operating results can be significant.

The Company’s operating results have fluctuated from quarter to quarter in the past, and the Company may experience continued fluctuations in the future. Future revenues and operating results may vary significantly from quarter-to-quarter as a result of a number of factors, many of which are outside the control of the Company. These factors include: the relatively large size of customer agreements; unpredictability in the number and timing of system sales and sales of applications hosting services; length of the sales cycle; delays in installations; changes in customers’ financial condition or budgets; increased competition; the development and introduction of new products and services; the loss of significant customers or remarketing partners; changes in government regulations, particularly as to the healthcare industry; the size and growth of the overall healthcare information technology markets; any liability and other claims that may be asserted against the Company; the Company’s ability to attract and retain qualified personnel; national and local general economic and market conditions; and other factors referenced or incorporated by reference in any other filings by the Company with the Securities and Exchange Commission.

The Company’s sales have been concentrated in a small number of customers.

The Company’s revenues have been concentrated in a relatively small number of large customers, and the Company has historically derived a substantial percentage of its total revenues from a few customers. There can be no assurance that a customer will not cancel all or any portion of a master agreement or delay installations. A termination or installation delay of one or more phases of an agreement, or the failure of the Company to procure additional agreements, could have a material adverse effect on the Company’s business, financial condition, and results of operations.

In addition to direct sales, the Company relies on third party remarketing alliances for a substantial portion of its revenues.

The Company seeks to expand its distribution channels by creating remarketing alliances with third parties who are engaged in the sale of healthcare information systems, medical records management and outsourcing, and other healthcare information technology and patient care solutions. GE Healthcare and Telus Health, the Company’s major remarketing partners, could choose to discontinue reselling the Company’s products, and significant customers could elect to discontinue using the Company’s products. The Company needs to ensure that it expands its distribution channels to reduce the reliance on a single major reseller.

The Company could be less profitable than expected.

Because of the relatively fixed operating expenses and overhead, the future profitability of the Company is dependent on increasing revenues which may not materialize as anticipated. Because of the Company’s anticipated shift in strategic focus towards remote application hosting services, upon obtaining new application hosting customers, the Company will have to expend a significant amount of costs and time before those new customers are able to begin using such services and the Company cannot begin to recognize revenues from those clients until the commencement of such services. Accordingly, the Company anticipates that its near term cash flow, revenue and profitability may be adversely affected by this shift in strategic focus until new hosting customers go into production. While the Company anticipates long term growth through increases in recurring subscription fees and significantly improved profit visibility, the Company’s failure to successfully implement its focus on building its application hosting services business, or the failure of such initiative to result in improved profitability, could have a material adverse effect on the Company’s liquidity, financial position and results of operations.

The Company needs to manage its costs while planning for growth.

The Company is currently experiencing a period of growth primarily through its remote application hosting line of business and this could continue to place a significant strain on the Company’s cash flow. This could also strain the services and support operations, sales and administrative personnel and other resources as they are requested to handle the added work load with existing support resources. The Company believes that it must continue to focus on these remote hosting services, develop new products, enhance existing solutions and serve the needs of its existing and anticipated customer base. The Company’s ability to successfully maintain and expand its operations will depend, in large part, upon its ability to attract and retain highly qualified employees. The Company’s ability to manage its planned growth effectively also will require the Company to continue to improve its operational, management, and financial systems and controls, to train, motivate, and manage its employees and to judiciously manage its operating expenses in anticipation of increased future revenues.

The potential impact on the Company of new or changes in existing federal, state, and local regulations governing healthcare information could be substantial.

Healthcare regulations issued to date have not had a material adverse affect on the Company’s business. However, the Company cannot predict the potential impact of new or revised regulations that have not yet been released or made final, or any other regulations that might be adopted. Congress may adopt legislation that may change, override, conflict with, or preempt the currently existing regulations and which could restrict the ability of customers to obtain, use, or disseminate patient health information. The Company believes that the features and architecture of its existing solutions are such that it currently supports or should be able to make the necessary modifications to its products, if required, to ensure support of HIPAA regulations, and other legislation or regulations, but there can be no assurances.

While provisions in the American Recovery and Reinvestment Act may increase the demand for healthcare information technology, including the solutions offered by the Company, such laws and regulations may have adverse consequences on the Company.

Legislation governing the dissemination of patient health information is also from time-to-time proposed and debated at the federal and state level including, but not limited to, the healthcare initiatives set forth in The American Recovery and Reinvestment Act of 2009 (the “Stimulus Bill”) signed into law by President Obama on February 17, 2009. Notwithstanding that the Stimulus Bill places substantial emphasis on the modernization of the U.S. healthcare system by using healthcare information technology, with a primary focus on electronic medical records, the Company’s ability to benefit from such initiatives is uncertain at this time. The implementation of the provisions in the Stimulus Bill may create new requirements for healthcare information technology that would require the Company to incur additional research and development expenditures to modify or expand its solutions in order to be fully compliant. In addition, until it becomes more clear how the government will apply its anticipated substantial funding of these healthcare initiatives, hospitals and other healthcare providers may delay purchases of new solutions until additional details become known. In such event, the Company may experience delays in entering into new agreements with existing customers and potential new customers. The substantial sums of money contemplated by the Stimulus Bill to be spent on healthcare information technology further may increase competition by attracting new and financially stronger entities to this industry.

While provisions in the Patient Protection and Affordable Care Act may increase the demand for healthcare information technology, including the solutions offered by the Company, such laws and regulations may have adverse consequences on the Company.

Legislation governing the dissemination of patient health information is also from time-to-time proposed and debated at the federal and state level including, but not limited to, the healthcare initiatives set forth in the Patient Protection and Affordable Care Act (the “Health Care Bill”) signed into law by President Obama on March 23, 2010. Notwithstanding that the Health Care Bill places substantial emphasis on the expansion of health care coverage to 31 million currently uninsured Americans, and introduces a significant amount of new rules and regulations affecting the complete continuum of care, the Company’s ability to benefit from such initiatives is uncertain at this time. The implementation of the provisions in the Health Care Bill may create new requirements for healthcare information technology that would require the Company to incur additional research and development expenditures to modify or expand its solutions in order to be fully compliant with any new regulations, or compete with other vendors. In addition, until it becomes clearer how the new rules and regulations will affect the administration, insurance and technology aspects of the delivery system, care providers may delay purchases of new solutions until additional details become known. In such event, the Company may experience delays in entering into new agreements with existing customers and potential new customers.

The Company faces significant competition, including from companies with significantly greater resources.

The Company currently competes with many other companies for the licensing of similar software solutions and related services. Several companies historically have dominated the clinical information systems software market and several of these companies have either acquired, developed or are developing their own document management and workflow technologies. The industry is undergoing consolidation and realignment as companies position themselves to compete more effectively. Many of these companies are larger than Streamline Health and have significantly more resources to invest in their business. In addition, information and document management companies serving other industries may enter the market. Suppliers and companies with whom Streamline Health may establish strategic alliances may also compete with Streamline Health. Such companies and vendors may either individually, or by forming alliances excluding Streamline Health, place bids for large agreements in competition with Streamline Health. A decision on the part of any of these competitors to focus additional resources in the image-enabling, workflow, and other markets addressed by the Company could have a material adverse effect on the Company.

The healthcare industry is evolving rapidly, which may make it more difficult for the Company to be competitive in the future.

The U.S. healthcare system is under intense pressure to improve in many areas, including modernization, universal access and controlling skyrocketing costs of care. The Company believes that the principal competitive factors in its market are customer recommendations and references, company reputation, system reliability, system features and functionality (including ease of use), technological advancements, customer service and support, breadth and quality of the systems, the potential for enhancements and future compatible products, the effectiveness of marketing and sales efforts, price and the size and perceived financial stability of the vendor. In addition, the Company believes that the speed with which companies in its market can anticipate the evolving healthcare industry structure and identify unmet needs are important competitive factors. There can be no assurance that the Company will be able to keep pace with changing conditions and new developments such that it will be able to compete successfully in the future against existing or potential competitors.

Rapid technology changes and short product life cycles could harm the Company’s business.

The market for Streamline Health’s solutions and services is characterized by rapidly changing technologies, regulatory requirements, evolving industry standards and new product introductions and enhancements that may render existing solutions obsolete or less competitive. As a result, the Company’s position in the healthcare information technology market could change rapidly due to unforeseen changes in the features and functions of competing products, as well as the pricing models for such products. The Company’s future success will depend, in part, upon the Company’s ability to enhance its existing solutions and services and to develop and introduce new solutions and services to meet changing requirements. The Company needs to maintain an ongoing research and development program to continue to develop new solutions and apply new technologies to its existing products, but may not have sufficient funds with which to undertake such required research and development. If the Company is not able to foresee changes and/or to react in a timely manner to such developments, the Company may experience a material, adverse impact on its business, operating results, and financial condition.

The Company’s intellectual property rights are valuable, and any inability to protect them could reduce the value of the Company’s solutions and services.

The Company trademarks and copyrights its intellectual property, which represents an important asset to the Company. The Company does not have any patent protection on any of its software. The Company relies upon license agreements, employment agreements, confidentiality, nondisclosure agreements, etc. to maintain the confidentiality of the Company’s proprietary information and trade secrets. Notwithstanding these precautions, others may copy, reverse engineer or design independently, technology similar to the Company’s products. If the Company fails to adequately protect the intellectual property through trademarks and copyrights, license agreements, employment agreements, confidentiality, nondisclosure agreements, etc., the intellectual property rights may be misappropriated by others, invalidated, or challenged, and our competitors could duplicate the Company’s technology or may otherwise limit any competitive technology advantage the Company may have. It may be necessary to litigate to enforce or defend the Company’s proprietary technology or to determine the validity of the intellectual property rights of others. Any litigation, could be successful or unsuccessful, may result in substantial cost and require significant attention by management and technical personnel.

Due to the rapid pace of technology change, the Company believes its future success is likely to depend upon continued innovation, technical expertise, marketing skills and customer support and services rather than on legal protection of our property rights. However, the Company has in the past, and intends in the future, to aggressively assert its intellectual property rights when necessary.

The Company could be subjected to claims of intellectual property infringement, which claims could be expensive to defend.

While the Company does not believe that its products and services infringe upon the intellectual property rights of third parties, the potential for intellectual property infringement claims continually increases as the number of software patents and copyrighted and trademarked materials continues to rapidly expand. Any claim for intellectual property right infringement, even if not meritorious, would be expensive to defend. If the Company were to become liable for infringing third party intellectual property rights, the Company could be liable for substantial damage awards, and potentially be required to cease using the technology, to produce non-infringing technology, or to obtain a license to use such technology. Such potential liabilities or increased costs could be materially adverse to the Company.

The Company’s customers must comply with extensive regulations relating to confidentiality and, accordingly, the Company’s solutions must be able to assist its customers in complying with such regulations.

Federal and state laws regulate the confidentiality of patient records and the circumstances under which such records may be released. Regulations governing electronic health data privacy are continuing to evolve. The Health Insurance Portability and Accountability Act (HIPAA) of 1996, enacted August 22, 1996, is designed to improve the efficiency of healthcare by standardizing the interchange of specified electronic data, and to protect the security and confidentiality of protected health information. HIPAA requires that covered entities comply with national standards for certain types of electronic health information transactions and the data elements used in such transactions, and adopt policies and practices to ensure the integrity and confidentiality of protected health information.

The Company cannot predict the potential impact of new or revised regulations that have not yet been released or made final, or any other regulations that might be adopted. The Company believes that the features and architecture of Streamline Health’s solutions are such that it currently supports or should be able to make the necessary modifications to its products, if required, to ensure support of the HIPAA regulations, and other legislation or regulations. However, if the regulations are unduly restrictive, this could cause delays in the delivery of new versions of solutions and adversely affect the licensing of the Streamline Health’s solutions. However, there can be no assurance that an increase in the purchase of new systems or additional use of Streamline Health software and services will occur.

Third party products are essential to the Company’s software.

The Company’s software incorporates software licensed from various vendors into its proprietary software. In addition, third-party, stand-alone software is required to operate some of the Company’s proprietary software modules. The loss of the ability to use these third party products, or ability to obtain substitute third party software at comparable prices, could have a material adverse affect on the ability to license the Company’s software.

Streamline Health’s solutions may not be error free and could result in claims of breach of contract and liabilities.

Streamline Health’s solutions are very complex and may not be error free, especially when first released. Although the Company performs extensive testing, failure of any product to operate in accordance with its specifications and documentation could constitute a breach of the license agreement and require the Company to correct the deficiency. If such deficiency is not corrected within the agreed upon contractual limitations on liability and cannot be corrected in a timely manner, it could constitute a material breach of a contract allowing the termination thereof and possibly subjecting the Company to liability. Also, the Company sometimes indemnifies its customers against third-party infringement claims. If such claims are made, even if they are without merit, they could be expensive to defend. The Company’s license agreement generally limits the Company’s liability arising from claims such as described in the foregoing sentences, but such limits may not be enforceable in some jurisdictions or under some circumstances. A significant uninsured or under-insured judgment against the Company could have a material adverse impact on the Company.

The Company could be liable to third parties from the use of the Company’s solutions.

The Company’s solutions provide access to patient information used by physicians and other medical personnel in providing medical care. The medical care provided by physicians and other medical personnel are subject to numerous medical malpractice and other claims. The Company attempts to limit any potential liability of the Company to customers by limiting the warranties on its solutions in the Company’s agreements with the Company’s customer, the healthcare provider. However, such agreements do not protect the Company from third party claims by patients who may seek damages from any or all persons or entities connected to the process of delivering patient care. The Company maintains insurance, which provides limited protection from such claims, if such claims against the Company would result in liability to the Company. Although no such claims have been brought against the Company to date regarding injuries related to the use of our solutions, such claims may be made in the future. A significant uninsured or under-insured judgment against the Company could have a material adverse impact on the Company.

The Company’s remote application hosting services and support services could experience interruptions.

The Company provides remote hosting services for many clients, including the storage of critical patient, financial and administrative data. In addition, it provides support services to clients through the client support facility. The Company has redundancies, such as backup generators, redundant telecommunications lines, and backup facilities built into its operations to prevent disruptions. However, complete failure of all generators or impairment of all telecommunications lines or severe casualty damage to the primary building or equipment inside the primary building housing our hosting center or client support facilities could cause a temporary disruption in operations and adversely affect clients who depend on the application hosting services. Any interruption in operations at its data center or client support facility could cause the Company to lose existing clients, impede our ability to obtain new clients, result in revenue loss, cause potential liability to our clients, and increase our operating costs.

The Company’s remote application hosting services are provided over an internet connection. Any breach of security or confidentiality of protected health information could expose the Company to significant expense, and harm to the Company’s reputation.

The Company provides remote hosting services for clients, including the storage of critical patient, financial and administrative data. The Company has security measures in place to prevent or detect misappropriation of protected health information. The Company must maintain facility and systems security measures to preserve the confidentiality of data belonging to clients as well as their patients that resides on computer equipment in the Data Center, which we handle via application hosting services, or that is otherwise in the Company’s possession. Notwithstanding efforts undertaken to protect data, it can be vulnerable to infiltration as well as unintentional lapse. If confidential information is compromised, the Company could face claims for contract breach, penalties and other liabilities for violation of applicable laws or regulations, significant costs for remediation and re-engineering to prevent future occurrences, and serious harm to the Company’s reputation.

The loss of key personnel could adversely affect the Company’s business.

The Company’s success depends, to a significant degree, on its management, sales force and technical personnel. The Company must recruit, motivate, and retain highly skilled managers, sales, consulting and technical personnel, including application programmers, database specialists, consultants, and system architects who have the requisite expertise in the technical environments in which our solutions operate. Competition for such technical expertise is intense. The Company’s failure to attract and retain qualified personnel could have a material adverse effect on the Company.

The Company may not have access to sufficient capital to be competitive in its markets.

The Company may need additional capital in the form of loans or equity in order to operate and to be competitive. The Company may be limited to the availability of such capital or may not have any availability, in which case the Company’s future prospects may be materially impaired.

The Company must maintain compliance with the terms of its existing credit facilities. The failure to do so could have a material adverse effect on the Company’s ability to finance its ongoing operations and the Company may not be able to find an alternative lending source if a default would occur.

On October 21, 2009, the Company entered into an amended and restated revolving credit facility with its existing lender. Upon doing so, the Company was able to negotiate modified terms in which the minimum tangible net worth requirement was eliminated. There can be no assurances that the Company will be able to maintain compliance with all of the continuing covenants and other terms and conditions of this credit facility on an ongoing basis. If not, the Company could be required to pay back the amounts borrowed on an accelerated basis, which could subject the Company to decreased liquidity and other negative impacts on the Company’s business, results of operations and financial condition. Furthermore, if the Company would need to find an alternative lending source, the Company may have difficulty in doing so, particularly in the current credit environment which is not favorable to borrowers. Without a sufficient credit facility, the Company would be adversely affected by a lack of access to liquidity needed to operate the Company’s business. Any disruption in access to credit could force the Company to take measures to conserve cash, such as deferring important research and development expenses, which measures could have a material adverse effect on the Company.

Potential disruptions in the credit markets may adversely affect our business, including the availability and cost of short-term funds for liquidity requirements and our ability to meet long-term commitments, which could adversely affect our results of operations, cash flows and financial condition.

If internal funds are not available from operations, the Company may be required to rely on the banking and credit markets to meet its financial commitments and short-term liquidity needs. The Company’s access to funds under its revolving credit facility or pursuant to arrangements with other financial institutions is dependent on the ability of the financial institution’s ability to meet funding commitments. Financial institutions may not be able to meet their funding commitments if they experience shortages of capital and liquidity or if they experience high volumes of borrowing requests from other borrowers within a short period of time.

Current economic conditions in the United States and globally may have significant effects on the Company’s customers and suppliers that would result in material adverse effects on the Company’s business, operating results and stock price.

Current economic conditions in the United States and globally and the concern that the worldwide economy may enter into a prolonged recessionary period may materially adversely affect the Company’s customers’ access to capital or willingness to spend capital on the Company’s products and services and/or their levels of cash liquidity in with which or willingness to pay for products that they will order or have already ordered from the Company. Continuing adverse economic conditions would also likely negatively impact the Company’s business, which could result in: (1) reduced demand for the Company’s products and services; (2) increased price competition for the Company’s products and services; (3) increased risk of collectability of cash from the Company’s customers; (4) increased risk in potential reserves for doubtful accounts and write-offs of accounts receivable; (5) reduced revenues; and (6) higher operating costs as a percentage of revenues.

All of the foregoing potential consequences of the current economic conditions are difficult to forecast and mitigate. As a consequence, the Company’s operating results for a particular period are difficult to predict, and, therefore, prior results are not necessarily indicative of future results to be expected in future periods. Any of the foregoing effects could have a material adverse effect on the Company’s business, results of operations and financial condition and could adversely affect the Company’s stock price.

The preparation of the Company’s financial statements requires the use of estimates that may vary from actual results.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make significant estimates that affect the financial statements. One of the Company’s most critical estimates is the capitalization of software development costs. Due to the inherent nature of these estimates, the Company cannot provide absolute assurance that it will not significantly increase or decrease such estimates upon determination of the actual results. Any required adjustments could have a material adverse effect on the Company and its results of operations, and could result in the restatement of the Company’s prior period financial statements.

Changes in accounting standards could impact the Company’s reported earnings and financial condition.

The accounting standard setters, including the Financial Accounting Standards Board, the U.S. Securities and Exchange Commission and other regulatory bodies, periodically change the financial accounting and reporting standards that govern the preparation of the Company’s consolidated financial statements. These changes can be hard to predict and can materially impact how the Company records and reports its financial condition and results of operations. In some cases, the Company could be required to apply a new or revised standard retroactively, which could result in the restatement of the Company’s prior period financial statements.

Failure to improve and maintain the quality of internal controls over financial reporting could materially and adversely affect the Company’s ability to provide timely and accurate financial information about the Company.

In connection with the preparation of the financial statements for each of the Company’s fiscal quarters and fiscal years, Management conducts a review of its internal controls over financial reporting. While the Company has identified certain deficiencies from time to time, no such deficiency has risen to the level of a “material weakness” or “significant deficiency.” Management cannot be certain that other deficiencies, or significant deficiencies or material weaknesses, will not arise in the future or be identified or that the Company will be able to correct and maintain adequate controls over financial processes and reporting in the future. Any failure to maintain adequate controls or to adequately implement required new or improved controls could harm operating results or cause failure to meet reporting obligations in a timely and accurate manner.

Foreign Currency Risk

In connection with the Company’s expansion into foreign markets, the Company is a receiver of currencies other than the U.S. dollar. Accordingly, changes in exchange rates, and in particular a strengthening of the U.S. dollar, will negatively affect the Company’s net sales and gross margins as expressed in U.S. dollars. There is also a risk that the Company will have to adjust local currency product pricing due to competitive pressures when there has been significant volatility in foreign currency exchange rates.

These risks are not exhaustive.

Other sections of this prospectus and any applicable prospectus supplement may include additional factors which could adversely impact the Company’s business and financial performance. Moreover, the Company operates in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for the Company’s management to predict all risk factors, nor can the Company assess the impact of all factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

FORWARD-LOOKING STATEMENTS

In addition to historical information contained herein, this prospectus, including the documents that we incorporate by reference herein, contains forward-looking statements relating to the Company’s plans, strategies, expectations, intentions, etc. and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein are no guarantee of future performance and are subject to certain risks and uncertainties that are difficult to predict and actual results could differ materially from those reflected in the forward-looking statements. These risks and uncertainties include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company’s products, the ability of the Company to control costs, availability of products produced from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risk factors that might cause such differences including those discussed herein, including, but not limited to, discussions in the section entitled “Risk Factors.” In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. The Registrant undertakes no obligation to publicly revise these forward-looking statements, to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risk factors described in this and other documents Streamline Health Solutions, Inc. files from time to time with the Securities and Exchange Commission, including the Annual Reports on Form 10-K, the Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of the securities for general corporate purposes.

THE SECURITIES WE MAY OFFER

We may offer, from time to time, shares of our common stock, shares of our preferred stock, warrants to purchase common stock, or units, in amounts we will determine from time to time, with a total value of up to $20,000,000 under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. See “Description of Capital Stock,” “Description of Warrants” and “Description of Units” below. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our Certificate of Incorporation, as amended (the “Charter”), authorizes us to issue 25,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of undesignated preferred stock, par value $0.01 per share. As of June 17, 2010, 9,722,365 shares of common stock were outstanding and no shares of preferred stock were outstanding.

The following summary describes the material terms of our capital stock. The description of capital stock is qualified by reference to our Charter and our bylaws, as amended (the “Bylaws”), which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

Voting.  Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval, subject in all cases to the rights of any outstanding preferred stock, if any.

Dividends and Other Distributions.  Subject to any preferential rights of any outstanding preferred stock, if any, holders of our common stock are entitled to dividends as and when declared by our board of directors.

Merger, Consolidation or Sale of Assets.  Subject to any preferential rights of any outstanding preferred stock, if any, holders of our common stock shall be entitled to receive all cash, securities and other property received by the Company pro rata on the basis of the number of shares of common stock held by each of them in any of the following situations: (1) the merger or consolidation of the Company with or into another corporation in which the Company shall not survive, (2) the sale or transfer of all or substantially all of the assets of the Company to another entity or (3) a merger or consolidation in which the Company shall be the surviving entity but the common stock shall be exchanged for stock, securities or property of another entity.

Distribution on Dissolution.  Subject to any preferential rights of any outstanding preferred stock, if any, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive a portion of the remaining funds to be distributed. Such funds shall be paid to the holders of our common stock pro rata on the basis of the number of shares of common stock held by each of them.

Other Rights.  Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock

Under our Charter, our board of directors has the authority, without further action by stockholders, to designate up to 5,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, powers or rights granted to or imposed upon the preferred stock, and any qualifications, restrictions and limitations thereof, including, without limitation, dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of the Company.

Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Delaware Anti-Takeover Law and Provisions of our Charter and Bylaws

Delaware Anti-Takeover Law.  We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to the date of such business combination, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers of the corporation and (b) shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of such business combination, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Our Charter and Bylaws.  Provisions of our Charter and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Charter and Bylaws:

•	permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in control);

•	provide that the authorized number of directors may be changed only by the board of directors;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and

•	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

The amendment or repeal of any of these provisions of our Charter would require approval of a majority of our then outstanding shares of capital stock entitled to vote on such amendment. Also, our Bylaws may only be amended or repealed by the affirmative vote of a majority of our then outstanding shares of capital stock entitled to vote on such amendment.

The NASDAQ Capital Market Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “STRM.”

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement relating to the warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant agreement, which may include a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption, put or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in such unit. The unit agreement under which a unit is issued may provide that the securities included in such unit may not be held or transferred separately at any time or at any time before a specified date or event.

If we offer units, the applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, the units:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances such securities may be held or transferred separately;

•	any unit agreement under which such units will be issued; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising such units.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on The NASDAQ Capital Market may engage in passive market making transactions in the securities on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

VALIDITY OF SECURITIES

Unless stated otherwise in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Graydon Head & Ritchey LLP, Cincinnati, Ohio. Counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

EXPERTS

The financial statements as of January 31, 2010 and 2009 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows us to “incorporate by reference” into this prospectus and the applicable prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and the applicable prospectus supplement and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus, the applicable prospectus supplement, and in our other filings with the SEC. In other words, in case of a conflict or inconsistency between information contained in this prospectus and the applicable prospectus supplement and information incorporated by reference into this prospectus and the applicable prospectus supplement, you should rely on the information that was filed later.

We incorporate by reference the documents listed below, which we have already filed with the SEC, and any documents we file with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in such future filings deemed not to have been filed), after the date of the initial filing of the registration statement to which this prospectus is a part and before the effective date of such registration statement and after the date of this prospectus until we sell all the securities offered by this prospectus. The SEC file number for the documents incorporated by reference in this prospectus is 0-28132. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

•	Annual Report on Form 10-K for the year ended January 31, 2010;

•	Quarterly Report on Form 10-Q for the quarter ended April 30, 2010;

•	Current Reports on Form 8-K filed on April 2, 2010 (as amended on April 27, 2010), on April 27, 2010, on May 28, 2010, on June 2, 2010 (as amended on June 22, 2010), and on June 22, 2010;

•	Proxy Statement on Schedule 14A dated April 16, 2010; and

•	The description of our capital stock contained in Amendment No. 1 to our registration statement on Form 8-A registering our common stock under Section 12 of the Exchange Act, filed on April 16, 1996.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

Streamline Health Solutions, Inc.
10200 Alliance Road
Suite 200
Cincinnati, OH 45242-4716
Attention: Chief Financial Officer
(513) 794-7100

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated fees and expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except for the SEC registration fee.

SEC Registration Fee	$1,426.00
Accounting Fees and Expenses	20,000.00
Legal Fees and Expenses	50,000.00
Printing and Miscellaneous Expenses	18,574.00

Total	$90,000.00

Item 15.	Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Article Ninth of our Certificate of Incorporation, as amended to date (the “Charter”), contains provisions permitted by Section 102 of the Delaware General Corporation Law, which eliminate personal liability of members of our board of directors for violations of their fiduciary duty of care. Neither the Delaware General Corporation Law nor our Charter, however, limits the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase under circumstances where such payment or repurchase is not permitted under the Statute, or obtaining an improper personal benefit.

Article Eighth of our Charter and Article VII of our Bylaws, as amended to date (the “Bylaws”), provides that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Streamline Health Solutions, Inc. (the “Company”)) by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Article Eighth of our Charter and Article VII of the Bylaws further provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Article Eighth of our Charter and Article VII of the Bylaws further provides for indemnification against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense of any claim, issue or matter to the extent that a director or officer of the Company or a person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, has been successful on the merits or otherwise in defense of any such action, suit or proceeding.

In addition, Article Eighth of our Charter and Article VII of the Bylaws provides that the right to indemnification and advancement of expenses shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. Furthermore, Article Eighth of our Charter and Article VII of the Bylaws authorizes us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not we would have the power to indemnify such person against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

We have entered into indemnification agreements with each of our directors and officers. These agreements provide that we will indemnify each of our directors and officers and such entities to the fullest extent permitted by law.

We also currently maintain an insurance policy that provides coverage pursuant to which we are to be reimbursed for amounts that we are required or permitted by law to pay to indemnify directors and officers.

Item 16.	Exhibits

Exhibit		Description of Exhibit

1		Form of Underwriting Agreement.**
3	(a)	Certificate of Incorporation of Streamline Health Solutions, Inc. f/k/a LanVision Systems, Inc., incorporated by reference to Exhibit 3.1 of the Registrant’s (LanVision Systems, Inc.) Registration Statement on Form S-1, File Number 333-01494, as filed with the Commission on April 15, 1996
3	(b)	Certificate of Incorporation of Streamline Health Solutions, Inc. f/k/a LanVision Systems, Inc., Amendment No. 1, incorporated by reference to Exhibit 3.1(b) of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2006.
3	(c)	Bylaws of Streamline Health Solutions, Inc., incorporated by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on From 10-Q for the quarter ended April 30, 2007.
4	(a)	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 of the Registrant’s (LanVision System, Inc.) Registration Statement on Form S-1, File Number 333-01494, as filed with the Commission on April 15, 1996.
4	(b)	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Common Stock.**
4	(c)	Form of Unit Agreement, including form of Unit Certificate.**
5	(a)	Opinion of Graydon Head & Ritchey LLP as to the validity of the securities.***
8		Opinion of tax counsel as to certain federal income tax matters.**
23	(a)	Consent of Independent Registered Public Accounting Firm — BDO Seidman, LLP.*
23	(b)	Consent of Graydon Head & Ritchey LLP (included in Exhibit 5(a)).***
23	(c)	Consent of tax counsel (to be included in Exhibit 8).**
24		Power of Attorney.***

*	Filed herewith.

**	To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by a post-effective amendment to this Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

***	Previously filed.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining any liability under the Securities Act of 1933, to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on June 25, 2010.

STREAMLINE HEALTH SOLUTIONS, INC.

By:	/s/ J. BRIAN PATSY
J. Brian Patsy
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ J. BRIAN PATSY J. Brian Patsy Chief Executive Officer and President		Date: June 25, 2010

Principal Financial Officer and Principal Accounting Officer:

/s/ DONALD E. VICK, JR. Donald E. Vick, Jr. Interim Chief Financial Officer, Controller, Interim Secretary and Interim Treasurer		Date: June 25, 2010

Directors of the Company:

/s/ J. BRIAN PATSY J. Brian Patsy		Date: June 25, 2010

* Jonathan R. Phillips		Date: June 25, 2010

* Richard C. Levy, M.D.		Date: June 25, 2010

* Jay D. Miller		Date: June 25, 2010

* Andrew L. Turner		Date: June 25, 2010

* Edward J. VonderBrink		Date: June 25, 2010

*By:	/s/ DONALD E. VICK, JR. Donald E. Vick, Jr. Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit		Description of Exhibit

1		Form of Underwriting Agreement.**
3	(a)	Certificate of Incorporation of Streamline Health Solutions, Inc. f/k/a LanVision Systems, Inc., incorporated by reference to Exhibit 3.1 of the Registrant’s (LanVision Systems, Inc.) Registration Statement on Form S-1, File Number 333-01494, as filed with the Commission on April 15, 1996
3	(b)	Certificate of Incorporation of Streamline Health Solutions, Inc. f/k/a LanVision Systems, Inc., Amendment No. 1, incorporated by reference to Exhibit 3.1(b) of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2006.
3	(c)	Bylaws of Streamline Health Solutions, Inc., incorporated by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on From 10-Q for the quarter ended April 30, 2007.
4	(a)	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 of the Registrant’s (LanVision System, Inc.) Registration Statement on Form S-1, File Number 333-01494, as filed with the Commission on April 15, 1996.
4	(b)	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Common Stock.**
4	(c)	Form of Unit Agreement, including form of Unit Certificate.**
5	(a)	Opinion of Graydon Head & Ritchey LLP as to the validity of the securities.***
8		Opinion of tax counsel as to certain federal income tax matters.**
23	(a)	Consent of Independent Registered Public Accounting Firm — BDO Seidman, LLP.*
23	(b)	Consent of Graydon Head & Ritchey LLP (included in Exhibit 5(a)).***
23	(c)	Consent of tax counsel (to be included in Exhibit 8).**
24		Power of Attorney.***

*	Filed herewith.

**	To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by a post-effective amendment to this Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

***	Previously filed.